UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2026

MEREO BIOPHARMA GROUP PLC

(Exact name of registrant as specified in its charter)

England and Wales	001-38452	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4th Floor, One Cavendish Place,

London, W1G 0QF

United Kingdom

(Address of principal executive offices, including zip code)

+44-333-023-7300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
American Depositary Shares, each representing five Ordinary Shares, par value £0.003 per share	MREO	The Nasdaq Stock Market LLC
Ordinary Shares, nominal value £0.003 per share*	*	The Nasdaq Stock Market LLC

*Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Stock Market LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 14, 2026, Mereo BioPharma Group plc (the “Company”) held its 2026 Annual General Meeting of Shareholders (the “AGM”), and all resolutions were passed as proposed. Of the ordinary shares entitled to vote, there were 436,766,255 ordinary shares represented in person or by proxy at the AGM. The matters voted upon at the AGM, and the final results of such voting are set forth below. A “vote withheld” is not a vote in law and votes withheld had no effect on the proposals.

Resolution 1

That the annual report and accounts for the year ended December 31, 2025, together with the directors’ report and independent auditor’s report thereon, be received and adopted.

Vote for	% of shares voted	Votes against	% of shares voted	Votes withheld
311,388,645	98.29%	5,412,060	1.71%	119,965,550

Resolution 2

That PricewaterhouseCoopers LLP (“PwC”) be re-appointed as auditors to hold office from the conclusion of the annual general meeting until the conclusion of the next annual general meeting at which the Company’s annual report and accounts are presented.

Vote for	% of shares voted	Votes against	% of shares voted	Votes withheld
429,804,470	98.59%	6,156,620	1.41%	805,165

Resolution 3

That the Audit and Risk Committee be authorized to determine PwC’s remuneration for the fiscal year ending December 31, 2026.

Vote for	% of shares voted	Votes against	% of shares voted	Votes withheld
311,313,685	98.22%	5,656,600	1.78%	119,795,970

Resolution 4

That the directors’ remuneration report (excluding the directors’ remuneration policy), as set out in the Company’s annual report and accounts for the year ended December 31, 2025, be approved.

Vote for	% of shares voted	Votes against	% of shares voted	Votes withheld
295,564,225	93.35%	21,038,465	6.65%	120,163,565

Resolution 5

That the directors’ remuneration policy as set out in the Company’s annual report and accounts for the year ended December 31, 2025, which takes effect from the end of the annual general meeting, be approved.

Vote for	% of shares voted	Votes against	% of shares voted	Votes withheld
290,456,675	91.74%	26,150,725	8.26%	120,158,855

Resolution 6

That the compensation of the Company's named executive officers be approved, on an advisory (non-binding) basis.

Vote for	% of shares voted	Votes against	% of shares voted	Votes withheld
290,149,130	91.71%	26,223,920	8.29%	120,393,205

Resolution 7

That Justin Roberts be re-appointed as a director of the Company.

Vote for	% of shares voted	Votes against	% of shares voted	Votes withheld
295,886,535	93.77%	19,670,940	6.23%	121,208,780

Resolution 8

That Dr. Daniel Shames be re-appointed as a director of the Company.

Vote for	% of shares voted	Votes against	% of shares voted	Votes withheld
297,469,530	94.27%	18,085,670	5.73%	121,211,055

Resolution 9

That Marc Yoskowitz be re-appointed as a director of the Company.

Vote for	% of shares voted	Votes against	% of shares voted	Votes withheld
297,750,480	94.32%	17,929,525	5.68%	121,086,250

Resolution 10

That the Directors are authorized in accordance with section 551 of the Companies Act 2006 to allot shares in the Company and to grant rights to subscribe for or convert any security into shares in the Company up to a maximum nominal amount of £3,591,354.73. The authority set out in Resolution 10 will expire on June 30, 2029 and would replace the existing authority granted at the general meeting of the Company held on May 22, 2023 to the extent not utilized at the date this Resolution is passed.

Vote for	% of shares voted	Votes against	% of shares voted	Votes withheld
254,728,730	80.54%	61,529,760	19.46%	120,507,765

Resolution 11

That, subject to Resolution 10 being passed, the Directors are authorized to allot shares for cash on a non-pre-emptive basis up to a maximum nominal amount of £3,591,354.73. The authority set out in Resolution 11 will expire on June 30, 2029.

Vote for	% of shares voted	Votes against	% of shares voted	Votes withheld
254,938,500	80.59%	61,391,160	19.41%	120,436,595

Based on the foregoing votes, the shareholders approved Resolutions 1, 2, 3, 4, 5, 6, 10 and 11 and re-elected each of Justin Roberts, Dr. Daniel Shames and Marc Yoskowitz.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MEREO BIOPHARMA GROUP PLC

Date: May 14, 2026	By:	/s/ Charles Sermon
		Name:	Charles Sermon
		Title:	General Counsel